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                                  EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of our report, dated March 4, 1998, with respect to the financial statements of Commercial Bank of Nevada. We also consent to the reference of our Firm under the heading "Experts" in the Prospectus.



/s/ McGladrey & Pullen, LLP

McGLADREY & PULLEN, LLP

Las Vegas, Nevada
April 15, 1998